EXHIBIT 5.2

POWELL GOLDSTEIN LLP

ONE ATLANTIC CENTER

1201 WEST PEACHTREE ST., NW, 14TH FLOOR

ATLANTA, GEORGIA 30309

(404) 572-6600

June 6, 2006

Via Edgar

Atlantic Southern Financial Group, Inc.

4077 Forsyth Road

Macon, Georgia  31210

Re:                               Registration of 33,333 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Atlantic Southern Financial Group, Inc. (the “Company”), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”), of 33,333 shares (the “Shares”) of common stock, $5.00 par value, of the Company.

In this capacity, we have examined (1) the Registration Statement in the form filed by the Company with the Securities and Exchange Commission on or about the date hereof; (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares; and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefore, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ POWELL GOLDSTEIN LLP